EXHIBIT 5.1
International Paper Company
Two Manhattanville Road
Purchase, New York 10577

                                                                 April 30, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

          The following opinion is furnished by the undersigned in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by International Paper Company, a New York corporation (the "Company") under the Securities Act of 1933, as amended, relating to the issuance of up to 2,955,219 shares of the Common Stock, par value $1.00 per share of the Company (the "Shares"), in connection with the Union Camp Corporation Salaried Employees Savings and Investment Plan, Union Camp Corporation Franklin Employee Investment Plan, Union Camp Corporation Savannah Employee Investment Plan, Union Camp Corporation Prattville Employee Investment Plan, Union Camp Corporation Employees Investment Plan, Union Camp Corporation Employees Savings and Investment Plan, Puerto Rico Container Company Employees' Savings Plan and Bush Boake Allen Inc. Employees Savings and Investment Plan (collectively, the "Plans").

          I have examined originals or copies, certified or otherwise identified to my satisfaction, or such corporate records and other documents, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, I am of the opinion that the Shares have been duly authorized and, subject to the Registration Statement becoming effective, when issued in accordance with the terms of the Plans, the Shares will be legally issued, fully paid and nonassessable.

          I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus forming a part of the Registration Statement.

                                                 Very truly yours,

                                                 /s/ James W. Guedry
                                                 ------------------------
                                                 James W. Guedry


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